EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 333-000673 of ExecuFirst Bankcorp, Inc. of our report on the consolidated financial statements of Republic Bancorporation, Inc. for the years ended December 31, 1995 and 1994 dated March 1, 1996, appearing in the Prospectus, which is part of such Registration Statement, and the reference to us under the heading 'Experts' in such Prospectus.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania



April 22, 1996